UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 14, 2004

PYRAMID BREWERIES, INC.

(Exact name of registrant as specified in its charter)

Washington	0-27116	91-1258355

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

91 SOUTH ROYAL BROUGHAM WAY
SEATTLE, WA 98134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 206-682-8322

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.01 Changes in Registrant’s Certifying Accountants

On December 14, 2004, the Audit Committee of the Board of Directors of Pyramid Breweries, Inc. (the “Company”) approved (1) the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm and (2) the appointment of Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2004.

KPMG’s reports on the Company’s consolidated financial statements for the years ended December 31, 2002 and December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report on the 2002 and 2003 financial statements contained an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” as of January 1, 2002.

During the years ended December 31, 2002 and December 31, 2003 and the subsequent interim period through December 14, 2004, there were no reportable events and no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused them to make reference to the subject matter in connection with KPMG’s reports.

During the years ended December 31, 2002 and December 31, 2003 and the subsequent interim period through December 14, 2004, the Company did not consult Moss Adams with respect to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events described in Items 304(a)(1)(iv) or 304(a)(1)(v) of Regulation S-K.

The Company provided KPMG with a copy of the disclosure contained in this Form 8-K and has requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements. Such letter will be filed as an amendment to this Form 8-K.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on December 20, 2004.

PYRAMID BREWERIES INC.
By:	/s/ James K. Hilger

James K. Hilger, Vice President and Chief Financial Officer

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